HANSEN, BARNETT& MAXWELL, P.C. A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS 5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com	Registered with the Public Company Accounting Oversight Board Baker Tilly Internaional

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sutor Technology Group Limited

As an independent registered public accounting firm, we hereby consent to the use of our report dated September 24, 2007 with respect to the consolidated balance sheets of Sutor Technology Group and subsidiaries as of June 30, 2007 and 2006, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended June 30, 2007 in the Registration Statement of Sutor Technology Group Limited on Post-Effective Amendment No. 1 to Form S-1 (No. 333-141450) relating to the registration of 3,755,016 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
October 17, 2007